SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        February 25, 2004
                                                        ------------------------



                               UNOCAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
--------------------------------------------------------------------------------
(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
--------------------------------------------------------------------------------

(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.

Successful Appraisal Well at Gehem Field in the Kutei Basin Offshore Indonesia
-------------------------------------------------------------------------------

The Company's Unocal Ganal, Ltd. ("Unocal Ganal"), subsidiary drilled a successful appraisal well at the Gehem field in the Ganal production sharing-contract ("PSC") area offshore East Kalimantan, Indonesia.

The Gehem-2 well results show the primary zone of interest to have a single natural gas column of greater than 550 feet. A test of Gehem-2 flowed at a daily rate of 31 million cubic feet of natural gas and 1,917 barrels of condensate.

The Gehem-2 well was drilled 300 feet downdip of Gehem-1 and encountered 240 feet of net natural gas pay in zones penetrated by Gehem-1. Beneath those zones, 55 feet of net crude oil pay was discovered in a single zone. The well is located 1.8 miles south of the Gehem-1 well in the Ganal PSC.

The next well to be drilled in the Company's deepwater program offshore Indonesia is a deep test on the Gula structure, a large anticline immediately south of Gehem in the Ganal PSC. Following Gula, the Company plans to drill Gehem-3 in the second quarter of 2004 to appraise the northwestern flank of the Gehem structure.

Unocal Ganal is the operator of the Ganal PSC area and holds an 80 percent working interest.


Geothermal's Sarulla Project Sold
---------------------------------

The Company's Unocal North Sumatra Geothermal, Ltd., subsidiary ("UNSG") has received $60 million from PT PLN (Persero) ("PLN"), the state electricity company, for the sale of the Company's rights and interests in the Sarulla geothermal project on the island of Sumatra, Indonesia.

Under the terms of the transfer, PLN acquired UNSG's interest in the Joint Operation Contract with Pertamina, the Indonesian national petroleum company, and the Energy Sales Contract with PLN.

The Company will record a gain from the sale in the first quarter of 2004.

This filing contains certain forward-looking statements about Unocal's drilling plans and expected gains from the sale of assets. These statements are not guarantees of future performance. The statements are based upon Unocal's current expectations and beliefs and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Actual results could differ materially as a result of factors discussed in Unocal's 2002 Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 UNOCAL CORPORATION
                                                   (Registrant)




Date:  March 3, 2004                           By:  /s/ JOE D. CECIL
      ---------------                           -------------------------------
                                                 Joe D. Cecil
                                                 Vice President and Comptroller

                                      -6-